UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   August 10, 2005

First Security Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee

(State or Other Jurisdiction of Incorporation)

000-549747	58-2461486

(Commission File Number)	(IRS Employer Identification No.)

817 Broad Street, Chattanooga, Tennessee	37402

(Address of Principal Executive Offices)	(Zip Code)

(423) 266-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events

          On August 10, 2005, First Security Group, Inc. announced the sale of 4,500,000 shares of its common stock at an offering price of $10.00 per share through a firm commitment underwritten offering.  Keefe, Bruyette & Woods acted as book-running lead manager for the offering and Raymond James and Sterne, Agee & Leach, Inc. acted as co-managers.  First Security Group has granted the underwriters an option exercisable within 30 days to purchase up to an additional 675,000 shares to cover over-allotments.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 9.01.     Financial Statements and Exhibits

          (c)  Exhibits

Exhibit No.	Description

99.1	Press Release dated August 10, 2005.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST SECURITY GROUP, INC.

Dated: August 10, 2005
	By:	/s/ WILLIAM L. LUSK, JR.

	Name:	William L. Lusk, Jr.
	Title:	Chief Financial Officer